UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
__________________________________________________________________

Date of Report (Date of earliest event reported): November 7, 2017

Digital Power Corporation
(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(b) On October 10, 2017, the Company’s current independent registered public accounting firm, Marcum LLP (“Marcum”), informed the Company of certain matters that it had identified relating to the Company’s Form 10-Q for the quarterly period ended June 30, 2017, which was filed with the Securities and Exchange Commission (“SEC”) on August 21, 2017. The matters identified by Marcum included the Company’s accounting treatment of a related party transaction in an investment in real property and certain omitted disclosures in the subsequent event footnote in the Company’s Notes to Interim Condensed Consolidated Financial Statements (Unaudited). Upon Marcum’s notification, the Company’s Audit Committee conducted an independent review and subsequently determined that the Company had misclassified its investment in real property as a current asset and omitted certain subsequent event disclosures. However, the Company’s Total Assets, Total Liabilities, Total Equity and the Condensed Consolidated Statements of Operations and Comprehensive Loss for any period was not affected by the misclassification. On November 7, 2014, the Company, after consultation with Marcum and the Company’s Audit Committee (the “Audit Committee”), concluded that the previously issued unaudited quarterly financial statements as of and for the fiscal quarter ended June 30, 2017, as presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the same period (the “June 30, 2017 10-Q”), should no longer be relied upon.  The Company is filing, contemporaneously with this Report, an amendment to the June 30, 2017 10-Q on Form 10-Q/A (the “Amendment”) restating its financial statements for this period.

The following discussion describes the Footnote and adjustments made in the Amendment (U.S. dollars in thousands, except per share date):

“Note 14 Related Party Transaction” in the June 30, 2017 10-Q the following additional disclosure will be added.

j.
During the three months ended June 30, 2017, our Chief Executive Officer Amos Kohn purchased certain real property that will serve as a facility for the Company’s business operations in Israel. The Company made $300,000 of payments to the seller of the property that will be applied to either (i) an ownership interest, that would be transferred to the Company upon the approval of certain governmental authorities that authorize foreign ownership of real property in Israel or (ii) a leasing arrangement providing for the Company’s use of the property should such authorization not be obtained. The payments are classified as Other investments, related party in the accompanying condensed consolidated balance sheet at June 30, 2017.

As a result, the Condensed Consolidated Balance Sheets amounts of “Prepaid expense and other current assets” and “Other investments” will be adjusted pursuant to the schedule below:

	June 30, 2017
	As Reported	Adjustment	As Restated

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$443	$-	$443
Accounts receivable, net	1,253		1,253
Inventories, net	1,609		1,609
Prepaid expenses and other current assets	659	(300)	359
TOTAL CURRENT ASSETS	3,964	(300)	3,664

Restricted cash	100		100
Intangible assets	93		93
Goodwill	6,002		6,002
Property and equipment, net	623		623
Investments - related parties, net of original issue discount of $103	2,582		2,582
Other investments	398	300	698
Deposits and loans	219		219
TOTAL ASSETS	$13,981	$-	$13,981

Further, the reclassification will also result in a corresponding decrease in net cash used in operating activities and an increase in net cash used in investing activities, as reflected in the Company’s Condensed Consolidated Statements of Cash Flows, as follows:

	June 30, 2017
	As Reported	Adjustment	As Restated

Cash flows from operating activities:
Net loss	$(2,845)	$-	$(2,845)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	78		78
Amortization	2		2
Interest expense – debt discount	587		587
Accretion of original issue discount on notes receivable – related party	(19)		(19)
Interest expense on conversion of demand notes to common stock	13		13
Stock-based compensation	752		752
Changes in operating assets and liabilities:
Accounts receivable	651		651
Inventories	216		216
Prepaid expenses and other current assets	(228)	300	72
Other assets	(82)		(82)
Accounts payable and accrued expenses	(91)		(91)
Accounts payable, related parties	100		100
Other current liabilities	(307)		(307)

Net cash (used in) provided by operating activities	(1,173)	300	(873)

Cash flows from investing activities:
Purchase of property and equipment	(21)		(21)
Investments – related party	(1,527)		(1,527)
Investment in real property	-	(300)	(300)
Investments – others	(95)		(95)
Loan to third party	(489)		(489)

Net cash used in investing activities	(2,132)	(300)	(2,432)

Cash flows from financing activities:
Gross proceeds from sales of common stock and warrants	300		300
Proceeds from issuance of preferred stock	1,540		1,540
Financing cost in connection with sales of equity securities	(275)		(275)
Proceeds from convertible notes payable	354		354
Proceeds from notes payable – related party	350		350
Proceeds from notes payable	710		710
Payments on revolving credit facility, net	(268)		(268)

Net cash provided by financing activities	2,711	-	2,711

Effect of exchange rate on cash and cash equivalents	41		41

Net decrease in cash and cash equivalents	(553)	-	(553)

Cash and cash equivalents at beginning of period	996		996

Cash and cash equivalents at end of period	$443	$-	$443

“Note 16 Subsequent Events” in the June 30, 2017 10-Q the following additional disclosures will be added.

On July 7, 2017, the Company entered into an asset purchase agreement to acquire the intellectual property of Coolisys.com, consisting of the common law rights associated with the trademarks and name as well as the domain name and content of www.Coolisys.com. The aggregate purchase price of $81 was comprised of 50,000 shares of common stock, valued at $31 based on the closing price of the Common Stock on the date of the acquisition, and $50.

On July 14, 2017, as a result of a notice that Microphase received from Gerber identifying several events of default under the terms of the Revolving Credit Facility, Microphase and Gerber entered into a Forbearance Agreement (See Note 8). The events of default were primarily related to (i) the change in control that occurred on June 2, 2017, when Digital Power acquired a majority interest in Microphase, and (ii) borrowings under the Revolving Credit Facility exceeding the collateral borrowing base. The Forbearance agreement accelerated the repayment of $250, that was secured by eligible inventories and equipment, by an amount of $20 per week until such borrowings were repaid and required the Company to provide a corporate guarantee for amounts advanced under the Revolving Credit Facility, which guarantee was provided on July 20, 2017.

Between July 6, 2017 and August 21, 2017, Milton C. Ault, III, the Company’s Executive Chairman, personally guaranteed the repayment of (i) $1,091 to TVT Capital, (ii) $400 from the sale of the Convertible Note and (iii) $880 from the sale of the Convertible Notes. These personal guarantees were necessary to facilitate the consummation of these financing transactions. Mr. Ault’s payment obligations would be triggered if the Company failed to perform under these financing obligations. Our board of directors has agreed to compensate Mr. Ault for his personal guarantees. The amount of annual compensation for each of these guarantees, which will be in the form of non-cash compensation, is 2% of the amount of the obligation.

Due to the restatement described above, the Company's management and Audit Committee reevaluated Part I, Item 4 ("Controls and Procedures") in the previously filed June 30, 2017 Form 10-Q and have now concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of that date.  The Board has been actively engaged in developing a remediation plan to address the identified ineffective controls that existed as of June 30, 2017. Implementation of the remediation plan is in process and consists of, among other things, redesigning the procedures to enhance the identification, capture, review, approval and recording of contract terms and required disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

7.1	Letter from Marcum, LLP regarding non-reliance on a previously completed interim review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Date: November 14, 2017	By:	/s/ Amos Kohn
Amos Kohn,
Chief Executive Officer
(Duly Authorized Officer)